                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 31, 2000
                                                          -------------



                                PerkinElmer, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Massachusetts               1-5075                   04-2052042
      ---------------      -----------------------     ------------------
      (State or other     (Commission File Number)        (IRS Employer
      jurisdiction of                                  Identification No.)
      incorporation)



                45 William Street, Wellesley, Massachusetts 02481
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)





                                 (781) 237-5100
                   -----------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 31, 2000 (the "Effective Date"), PerkinElmer, Inc. (the "Company") completed its acquisition of NEN Life Sciences, Inc. ("NEN"), a provider of state-of-the-art drug discovery products, services, reagents and technologies to the life science industry. The Company purchased NEN, a Delaware corporation, from an investor group led by Genstar Capital LLC for an aggregate purchase price of approximately $400 million, including the assumption of approximately $50 million of indebtedness, pursuant to an Agreement and Plan of Merger dated June 12, 2000, as amended (as so amended, the "Merger Agreement"), by and among the Company, Nancy Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and NEN.

Pursuant to the Merger Agreement, Sub merged with and into NEN on the Effective Date, whereupon NEN became a wholly owned subsidiary of the Company (the "Merger"). In connection with the Merger, the Company paid approximately $350 million in cash and issued warrants to purchase approximately 300,000 shares of the Company's common stock in exchange for all of the outstanding shares of NEN capital stock and all outstanding options and warrants to purchase NEN capital stock. In addition, the Company repaid approximately $50 million of outstanding indebtedness of NEN at the Effective Date. The Company financed the acquisition and repayment of the outstanding indebtedness with $400 million of commercial paper borrowings with a weighted-average interest rate of 7.1%. The Company intends to refinance these borrowings on a long-term basis in the near future.

A total of $22.5 million of the cash consideration has been placed in escrow in accordance with the terms of two escrow agreements for the purpose of satisfying certain indemnification obligations of the NEN stockholders, option holders and warrant holders.

The purchase price was based upon the Company's determination of the fair value of NEN, and the Company intends to treat the Merger as a purchase for accounting purposes. The terms of the Merger Agreement and the Merger, including the acquisition consideration, were determined on the basis of arm's-length negotiations between the Company and NEN. The board of directors of the Company and the board of directors and the stockholders of NEN approved the Merger Agreement and the Merger. Prior to the execution of the Merger Agreement, none of the Company, its affiliates, officers or directors or any associate of any such officer or director, had any material relationship with NEN or any of the stockholders of NEN.

The Company currently intends to continue NEN's business substantially in the manner conducted by NEN immediately prior to the Merger. However, the Company will review NEN's assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to NEN.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference, and Amendment No. 1 to the Merger Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.  OTHER EVENTS

On July 20, 2000, the Company issued a press release reporting on its financial results for the second quarter of 2000. The Company's press release dated July 20, 2000, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, is also incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     The financial statements required to be filed for NEN Life Sciences, Inc. are filed as Exhibits 99.2 and 99.3 to this Current Report on Form 8-K.

(b)  Unaudited Pro Forma Financial Information

     On July 31, 2000, the Company completed its acquisition of NEN, a provider of state-of-the-art drug discovery products, services, reagents and technologies to the life science industry.

     On May 28, 1999, the Company acquired the Analytical Instruments Division ("AI") of PE Corp., a leading producer of high quality analytical testing instruments.

     The Company accounted for the AI acquisition as a purchase. The unaudited pro forma consolidated financial information gives effect to the acquisition of NEN as a purchase.

     The following unaudited pro forma consolidated income statements give effect to the acquisitions of NEN and AI and should be read in conjunction with the historical financial statements and related notes thereto for the Company, NEN and AI. The financial statements required to be filed with the Securities and Exchange Commission for the AI acquisition were included as exhibits in a separate Current Report on Form 8-K/A, filed by the Company on August 11, 1999. The unaudited pro forma consolidated income statements for the fiscal year ended January 2, 2000 and the three-month period ended April 2, 2000 give effect to the acquisitions as if they were completed as of January 4, 1999, and combine the Company, NEN and AI's historical income statements for each respective period as necessary. The unaudited pro forma consolidated results for the fiscal year ended January 2, 2000 and the three-month period ended April 2, 2000 exclude acquisition-related charges of $19 million and $23 million for purchased in-process research and development related to NEN and AI, respectively.

     The unaudited pro forma consolidated income statement for the fiscal year ended January 2, 2000 includes columns representing the Company's historical results for the fiscal twelve months then ended, NEN's historical results for the fiscal twelve months ended December 31, 1999 and AI's historical results for the five-month period ended May 28, 1999 (the date of acquisition). The Company's historical financial statements include the results of AI subsequent to May 28, 1999.

     The unaudited pro forma consolidated income statement for the three months ended April 2, 2000 includes columns representing the Company's historical results for the three months then ended and NEN's historical results for the period from January 1, 2000 through March 31, 2000.

     The unaudited pro forma consolidated balance sheet as of April 2, 2000 includes the historical balance sheet of the Company as of April 2, 2000 and NEN as of March 31, 2000 and gives effect to the acquisition of NEN as if it occurred on April 2, 2000.

     The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company's operating results that would have occurred had the acquisitions been consummated on the dates, or at the beginning of the periods, for which the consummation of the acquisitions is being given effect, nor is it necessarily indicative of the Company's future operating results. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that the Company believes are achievable.

     The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting, whereby the total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective dates of the acquisitions. For the NEN acquisition, such allocations will be based on studies and independent valuations, which are currently being conducted. Accordingly, the allocations reflected in the unaudited pro forma consolidated financial information are preliminary and subject to revision.

                                PERKINELMER, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  APRIL 2, 2000
                             (Dollars in thousands)

                                                            PERKINELMER          NEN
                                                             HISTORICAL       HISTORICAL       PRO FORMA           PRO FORMA
                                                               4/2/00          3/31/00        ADJUSTMENTS         PERKINELMER
                                                            -----------      -----------      -----------         -----------

ASSETS
Cash and cash equivalents                                    $  112,003         $    790         $      0           $112,793
Accounts receivable                                             337,144           19,438                0            356,582
Inventories                                                     220,522           11,240            2,500 (A)        234,262
Other current assets                                            146,845            4,399                0            151,244
                                                             ----------         --------         --------         ----------
                Total current assets                            816,514           35,867            2,500            854,881


Property, plant and equipment, net                              225,658           34,489            3,000 (C)        263,147
Intangible assets                                               615,392           27,150          342,884 (B)        985,426
Other assets                                                     95,056            7,285                0            102,341
                                                             ----------         --------         --------         ----------
                Total assets                                 $1,752,620         $104,791         $348,384         $2,205,795
                                                             ==========         ========         ========         ===========



LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current portion of long-term             $  340,186           $4,910         $400,000 (D)       $745,096
Accounts payable                                                124,423            9,095                0            133,518
Accrued restructuring costs                                      43,076                0           10,000 (H)         53,076
Accrued expenses                                                276,436           15,411           12,879 (H)        304,726
                                                             ----------         --------         --------         ----------

         Total current liabilities                              784,121           29,416          422,879          1,236,416


Long-term debt                                                  114,850           49,300          (49,300)(D)        114,850
Other long-term liabilities                                     202,286            6,115            6,825 (H)        215,226

Preferred stock                                                       0                0                0                  0
Common stock                                                     61,744              161             (161)(F)         61,744
Additional paid-in capital                                       70,385           16,833           (9,893)(F)         77,325
Retained earnings                                               782,426            3,008          (22,008)(F)        763,426
Accumulated other comprehensive income (loss)                   (24,763)              38              (38)(F)        (24,763)
Cost of shares held in treasury                                (238,429)             (80)              80 (F)       (238,429)
                                                             ----------         --------         --------         ----------
         Total stockholders' equity                             651,363           19,960          (32,020)           639,303
                                                             ----------         --------         --------         ----------
                Total liabilities and stockholders' equity   $1,752,620         $104,791         $348,384         $2,205,795
                                                             ==========         ========         ========         ==========

         The accompanying notes are an integral part of this pro forma consolidated financial information.

                                PERKINELMER, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDED JANUARY 2, 2000
                             (Dollars in thousands)






                                                    PERKINELMER         AI            NEN
                                                     HISTORICAL     HISTORICAL     HISTORICAL
                                                    FISCAL YEAR     FIVE MONTHS    FISCAL YEAR       PRO FORMA         PRO FORMA
                                                   ENDED 1/2/00    ENDED 5/28/99   ENDED 12/31/99   ADJUSTMENTS        PERKINELMER
                                                   ------------    --------------  -------------    -------------      ------------

Sales                                                $1,363,129       $214,834       $103,854               $0         $1,681,817
Cost of Sales                                           863,317        136,125         44,808            2,973 (A)(C)   1,047,223
                                                     ----------       --------       --------          -------         ----------
  Gross Margin                                          499,812         78,709         59,046           (2,973)           634,594

Research and development expenses                        71,248         18,914          9,422                0             99,584
Selling, general and administrative expenses            327,142         85,287         36,476           26,354 (B)(C)     475,259
Restructuring charges                                    11,520              0              0                0             11,520
In-process R&D charge                                    23,000              0              0          (23,000)(G)              0
Asset impairment charge                                  18,000              0              0                0             18,000
Gains on dispositions                                   (17,750)             0              0                0            (17,750)
                                                     ----------       --------       --------          -------         ----------

Operating income (loss) from continuing
  operations                                             66,652        (25,492)        13,148           (6,327)            47,981
Other income (expense)                                  (21,782)          (125)        14,649          (43,030)(D)(E)     (50,288)
                                                     ----------       --------       --------          -------         ----------

Income (loss) from continuing operations before
  taxes                                                  44,870        (25,617)        27,797          (49,357)            (2,307)
Provision (benefit) for income taxes                     16,499         (7,173)        10,828          (11,789)(I)          8,365
                                                     ----------       --------       --------          -------         ----------

Income (loss) from continuing operations                 28,371        (18,444)        16,969          (37,568)           (10,672)
                                                     ----------       --------       --------          -------         ----------

Basic earnings (loss) per share from continuing
  operations                                              $0.62                                                            ($0.23)
Diluted earnings (loss) per share from continuing
  operations                                              $0.61                                                            ($0.23)

Weighted average shares of common stock
  outstanding:
  Basic                                                  45,522                                                            45,522
  Diluted                                                46,569                                                            46,569


         The accompanying notes are an integral part of this pro forma consolidated financial information.

                                PERKINELMER, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED APRIL 2, 2000
                             (Dollars in thousands)






                                                               PERKINELMER           NEN
                                                               HISTORICAL         HISTORICAL
                                                              THREE MONTHS       THREE MONTHS     PRO FORMA              PRO FORMA
                                                              ENDED 4/2/00      ENDED 3/31/00    ADJUSTMENTS            PERKINELMER
                                                             -------------      -------------    -----------            -----------

Sales                                                           $402,286          $28,987         $     0                $431,273
Cost of Sales                                                    246,715           12,917              59 (C)             259,691
                                                                --------          -------         -------                --------
  Gross Margin                                                   155,571           16,070             (59)                171,582

Research and development expenses                                 21,300            2,267               0                  23,567
Selling, general and administrative expenses                      95,679            9,834           5,930 (B)(C)          111,443
Restructuring charges                                              2,400                0               0                   2,400
In-process R&D charges                                             8,100            1,010          (1,010)(G)               8,100
Asset impairment charge                                                0                0               0                       0
Gains on dispositions                                             (7,796)               0               0                  (7,796)
                                                                --------          -------         -------                --------

Operating income (loss) from continuing operations                35,888            2,959          (4,979)                 33,868
Other income (expense)                                            (8,575)         (11,502)          3,944 (D)(E)          (16,133)
                                                                --------          -------         -------                --------

Income (loss) from continuing operations before income taxes      27,313           (8,543)         (1,035)                 17,735
Provision (benefit) for income taxes                              11,070           (3,049)          1,346 (I)               9,367
                                                                --------          -------         -------                --------

Income (loss) from continuing operations                          16,243           (5,494)         (2,381)                  8,368
                                                                --------          -------         -------                --------

Basic earnings per share from continuing operations                $0.34                                                    $0.17
Diluted earnings per share from continuing operations              $0.32                                                    $0.17

Weighted average shares of common stock outstanding:
  Basic                                                           48,463                                                   48,463
  Diluted                                                         50,411                                                   50,411





         The accompanying notes are an integral part of this pro forma consolidated financial information.

                                PERKINELMER, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             (Dollars in thousands)

Note 1 Purchase Price Allocation -- The purchase price allocation related to the AI acquisition is included in the Company's Annual Report on Form 10-K for the year ended January 2, 2000 and its separate report filed on Form 8-K/A, filed August 11, 1999, related to the AI acquisition. The purchase price for NEN has been allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's current estimates of respective fair values. Some allocations will be based on studies and independent valuations that are currently being conducted. Accordingly, the allocations reflected in the unaudited pro forma consolidated financial information are preliminary and subject to revision. The components of the purchase price and preliminary allocation are as follows:

Cash paid to NEN                                  $349,059
Debt assumed                                        50,000
Acquisition costs                                   12,879
Fair value of warrants issued                        6,940
                                                  --------
      Total consideration & acquisition costs     $418,878
                                                  ========

Preliminary allocation of purchase price:
         Current assets                           $ 38,367
         Property, plant & equipment                37,489
         Other assets                                7,285
         Identifiable intangible assets             22,000
         In-process research and development        19,000
         Goodwill                                  348,034
         Liabilities                               (53,297)
                                                  --------
              Total                               $418,878
                                                  ========

Current liabilities include approximately $10,000 of accrued restructuring charges related to NEN expected to be incurred in connection with the acquisition. The restructuring plans include initiatives to integrate the operations of the Company and NEN, and reduce overhead. The primary components of these plans relate to employment costs, consolidation of certain facilities, and the termination of certain leases and other contractual obligations. Management is in the process of developing its restructuring plans related to NEN, and accordingly, the amounts recorded are based on management's current estimate of those costs. The Company will finalize these plans during 2000, and the majority of the restructuring actions are expected to occur by mid-2001.

Approximately $19,000 was allocated to in-process research and development for projects that had not reached technological feasibility as of the acquisition date and for which no alternative use existed. The estimated fair value will be based on a risk-adjusted cash flow and determined by an independent third party appraiser. The in-process research and development has not been included in the pro forma combined income statements due to its nonrecurring nature.

(A) Adjustment includes the amortization of the write-up to fair value of NEN's work-in-process and finished goods inventory as of its acquisition date. This amount will be charged to cost of sales as the related inventory is sold. Approximately $2,500 related to NEN has been included in cost of sales in the pro forma consolidated income statement for the fiscal year ended January 2, 2000. The Company's historical consolidated income statement for the fiscal year ended January 2, 2000 includes $9,897 of inventory write-up amortization related to AI.

(B) Includes additional amortization related to goodwill and acquired intangible assets amortization as follows:


                                                            12/99          3/00
                                                            -----          ----

       Goodwill                                           $ 25,775       $ 5,989
       Acquired intangibles                                  3,970           275
                                                          --------       -------
            Total amortization                              29,745         6,264
       Pre-acquisition historical amortization               3,594           358
                                                          --------       -------
            Pro forma adjustment                          $ 26,151       $ 5,906
                                                          --------       -------

Goodwill represents the excess of consideration paid over the fair value of net assets acquired and totaled approximately $348,000 and $205,000 for NEN and AI, respectively. The NEN and AI goodwill amounts are being amortized over 15 years and 40 years, respectively. The $342,884 pro forma adjustment reflects the incremental goodwill and acquired intangibles from the NEN acquisition over the historical amounts included in NEN's balance sheet at March 31, 2000.

Acquired intangibles include the fair value assigned or to be assigned to trademarks, trade names, patents and developed technology by an independent third party appraiser. These intangible assets are being amortized over periods of 10-40 years.

(C) Includes the write-up to fair value of NEN and AI's property, plant & equipment as of the acquisition dates and the resulting additional depreciation expense. The pro forma consolidated income statements include additional depreciation expense related to these write-ups of $473 and $59 for cost of sales and $203 and $25 for selling, general and administrative expenses for the fiscal year ended January 2, 2000 and three months ended April 2, 2000, respectively.

(D) Reflects incremental interest expense related to financing the acquisitions. The Company financed the NEN acquisition and repayment of the outstanding indebtedness with $400,000 of commercial paper borrowings with a weighted-average interest rate of 7.1%. The Company intends to refinance these borrowings on a long-term basis in the near future.

The AI acquisition was financed through a combination of $75,000 of available cash, $100,000 of commercial paper borrowings with a weighted-average interest rate of 5.2%, $100,000 of money market loans with a weighted-average interest of 5.2% and one-year secured promissory notes of $150,000 issued by the Company to PE Corp (the seller) that bear interest at 5.0%.

A 1/8 of one percent change in the base rate would change incremental annual interest expense by approximately $750.

(E) Reflects adjustments to eliminate an unrealized gain (loss) related to a warrant of $10,079 and ($9,762) from NEN's historical statements of operations for fiscal 1999 and the three-month period ended March 31, 2000, respectively. The unrealized gain/loss is a result of NEN's early adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company has not yet adopted the provisions of SFAS No. 133 and therefore, these amounts have been eliminated through pro forma adjustments. The Company has not yet determined the effect that adoption of SFAS No. 133 will have but believes that it will not have a material effect on its results of operations or financial position due to its relatively limited use of derivatives.

(F) Reflects adjustments to eliminate the historical equity accounts of NEN and record as additional paid-in capital the fair value of the warrants issued in connection with the acquisition. Additionally, the in-process research and development charge of $19,000 is reflected as a reduction of retained earnings.

(G) Reflects adjustments to eliminate in-process research and development charges related to the Company's acquisition of AI ($23,000) and NEN's acquisition of Receptor Biology ($1,000) from the historical financial statements of the Company and NEN.

(H) Includes adjustments to accrue transaction costs and restructuring charges and to record deferred taxes resulting from purchase accounting.

(I) Income tax adjustments have been calculated using estimated statutory income tax rates for the jurisdictions in which the Companies operate. The primary difference between the provision calculated at statutory rates and the amount reflected in the pro forma adjustments column for the periods presented is attributable to nondeductible goodwill resulting from the NEN acquisition. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had the Company, NEN and AI filed consolidated income tax returns during the periods presented.

(c)      Exhibits

         Exhibit 2.1 - Agreement and Plan of Merger dated as of June 12, 2000 by and among PerkinElmer, Inc., Nancy Acquisition Corporation and NEN Life Sciences, Inc. (In accordance with SEC rules, certain exhibits to the Agreement, which are listed under "Exhibits", are omitted. Such exhibits will be furnished supplementally to the SEC upon request.)

         Exhibit 2.2 - Amendment No. 1 to Agreement and Plan of Merger dated as of June 30, 2000 by and among PerkinElmer, Inc., Nancy Acquisition Corporation and NEN Life Sciences, Inc.

         Exhibit 23.1 - Consent of Ernst & Young LLP, Independent Auditors

         Exhibit 23.2 - Consent of PricewaterhouseCoopers LLP, Independent Accountants

         Exhibit 99.1 - Press Release of the Company dated July 20, 2000

         Exhibit 99.2 - NEN Life Sciences, Inc. Consolidated Financial Statements as of December 31, 1999 and 1998 and March 31, 2000 (unaudited) and for the period from July 1, 1997 through December 31, 1997, the years ended December 31, 1998 and 1999 and for the three months ended March 31, 1999 and 2000 (unaudited)

         Exhibit 99.3 - NEN(R) Life Science Products, a division of E.I du Pont de Nemours and Company, Combined Financial Statements for the Six Months Ended June 30, 1997


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PerkinElmer, Inc.


Date: August 1, 2000                         By: /s/ Robert F. Friel
      --------------                            -----------------------------
                                                Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)